AbbVie Inc.
Guidance Including the Impact of Acquired IPR&D and Milestones Expense
(Unaudited)

(in millions, except per share data)	Quarter Ended September 30, 2024			Full-Year Ended December 31, 2024
	Acquired IPR&D and Milestones Expense	Adjusted Diluted EPS Range		Acquired IPR&D and Milestones Expense	Adjusted Diluted EPS Range
		Low	High		Low	High
Previously announced guidance excluding Q3 2024 acquired IPR&D and milestones expense	$—	$2.92	$2.96	$1,101	$10.71	$10.91
Q3 2024 acquired IPR&D and milestones expense	82	(0.04)	(0.04)	82	(0.04)	(0.04)
Guidance including Q3 2024 acquired IPR&D and milestones expense[a]	$82	$2.88	$2.92	$1,183	$10.67	$10.87

a    The Company's 2024 adjusted diluted EPS guidance excludes any impact from acquired IPR&D and milestones expense that may be incurred beyond the third quarter of 2024, as both cannot be reliably forecasted.

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